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                                 Exhibit 99.1
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Friday December 1, 3:35 pm Eastern Time

Press Release

b2bstores.com Announces the Close of Its Website

LONG BEACH, Calif.--(BUSINESS WIRE)--Dec. 1, 2000--b2bstores.com, (NASDAQ
SmallCap: BTBC - news), today announced that as previously disclosed, as part of
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its efforts to enhance shareholder value, the Board of Directors has decided to shut down the Company's website on December 1, 2000.

Following the close of the website, the Company will retain three employees, including Mark Voorhis, the Company's acting Chief Executive Officer and Chief Financial Officer.

This announcement is pursuant to the Company's announcement on November 21, 2000 in which b2bstores.com, IVAX Corporation (AMEX: IVX - news), and IVAX
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Diagnostics, Inc., a wholly-owned subsidiary of IVAX Diagnostics, entered into a definitive merger agreement, pursuant to which, if consummated, IVAX Diagnostics will be merged with and into the Company.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Corporation and b2bstores.com (the "Companies"), including the risks that the merger of IVAX Diagnostics, Inc. and b2bstores.com may not be completed; that the earnings and profits of the combined company may not continue to grow or may decline; that the combined company may not be able to raise additional capital on favorable terms, or at all; that the Companies' shareholder value will not be enhanced following the merger; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risk factors set forth above, investors should consider the economic, competitive, governmental, technological and other factors discussed in the Companies' Annual Reports on form 10K and other filings with the Securities and Exchange Commission.

Contact:
     Investor Relations:
     Morgen-Walke Associates
     Cheryl Schneider/Brian Schaffer
     Media Relations:
     Greg Tiberend/Ellen Paz
     212/850-5600